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                                                                  EXHIBIT 5.1


                                                            January 31, 1996



U.S. Home Corporation
1800 West Loop South
Houston, Texas 77027-3212

Ladies and Gentlemen:

                We have acted as counsel to U.S. Home Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on the date hereof. The Registration Statement relates to the registration under the Act of $100,000,000 aggregate principal amount of debt securities, which may be issued as senior, senior subordinated or subordinated debt (the "Debt Securities") of the Company. The Debt Securities are to be issued pursuant to one or more indentures (the "Indentures"), each to be entered into between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The Debt Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Act.

                In connection herewith, we have examined the Registration Statement, the proposed forms of Indentures to be filed as exhibits to the Registration Statement, together with such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

                Based upon the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, (ii) the Board of Directors of the Company, or a duly authorized committee thereof, has taken all necessary action to fix and approve the rank and terms of the Debt Securities, including the form or forms of note to evidence the Debt Securities, in a manner that does not violate any applicable law, governmental or court-imposed order or restriction or agreement or instrument then binding on the Company, or otherwise impair the legal and binding nature of the obligations represented by the Debt Securities, (iii) the proposed Indentures pursuant to which the Debt Securities are to be issued shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by duly authorized officers of the Company and the Trustee in the forms filed as exhibits to the Registration Statement, with items shown in such exhibits as subject to completion completed in a manner
satisfactory  to   us, and  (iv) the  Debt   Securities  are  executed  and
authenticated in accordance with the terms of the Indenture and delivered to the purchasers thereof upon payment of the consideration therefor fixed by the Board of Directors of the Company, or a duly authorized committee thereof, the Debt Securities will be legally issued and binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and general principles of equity (regardless whether such principles are considered in a proceeding in equity or an action at law).
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                The  foregoing opinion is limited to the laws of the State of
New York and the General Corporation Law of the State of Delaware. The Debt Securities may be issued from time to time on a delayed or continuous basis and the foregoing opinion is limited to the laws, including the Rules and Regulations of the Commission, as in effect on the date hereof.

                We consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement and to the use of our name under
the   caption  "Legal  Matters" in  the  Prospectus  included  therein.  Our opinion is rendered solely for your information in connection with the foregoing, and may not be relied upon by any other person or for any other purpose without our prior written consent. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission.

                                        Very truly yours,


                                        /s/  Kaye, Scholer, Fierman,
                                          Hays and Handler, LLP
                                        -----------------------------
                                        Kaye, Scholer, Fierman, Hays
                                          and Handler, LLP